Exhibit 5.01



                                 SUBSIDIARIES
                                 ------------




     Weingarten/Lufkin, Inc. (formerly WRI/Central Park North, Inc.) Weingarten Nostat, Inc. (formerly Weingarten/Arkansas, Inc.) Weingarten Realty Management Company
     WRI/Post  Oak,  Inc.



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